Exhibit 10.30

FORM OF DRAW-TO TERM LOAN NOTE

$	, 20

On or before the Draw-To Term Loan Maturity Date, FOR VALUE RECEIVED, Glaukos Corporation (the “Borrower”), promises to pay to the order of [insert name of applicable financial institution] (“Payee”) at Detroit, Michigan, care of Agent, in lawful money of the United States of America, so much of the sum of [Insert Amount derived from Percentages] Dollars ($                  ), as may from time to time have been advanced by Payee and then be outstanding hereunder pursuant to the Amended and Restated Revolving Credit and Term Loan Agreement made as of February 23, 2015 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”), and Borrower.  Each of the Draw-To Term Loan Advances made hereunder shall bear interest at the Applicable Interest Rate from time to time applicable thereto under the Credit Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Credit Agreement.

This Note is a note under which Draw-To Term Loan Advances (including refundings and conversions), and repayments, but not readvances, may be made from time to time, but only in accordance with the terms and conditions of the Credit Agreement. This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Credit Agreement, to which reference is hereby made. Capitalized terms used herein, except as defined to the contrary, shall have the meanings given them in the Credit Agreement.

This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of California.

The Borrower hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agree that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note

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[SIGNATURES FOLLOW ON SUCCEEDING PAGE]

Nothing herein shall limit any right granted Bank by any other instrument or by law.

GLAUKOS CORPORATION

By:

Its: